WCAS CAPITAL PARTNERS III, L.P.
                           320 Park Avenue, Suite 2500
                         New York, New York  10022-6815



                                                          As  of  March 30, 2000


Politic  Acquisition  Corp.
c/o  Welsh,  Carson,  Anderson  &  Stowe
320  Park  Avenue,  Suite  2500
New  York,  New  York  10022-6815

Ladies  and  Gentlemen:

          Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), between Policy Management Systems
Corporation, a South Carolina corporation (the "Company"), and Politic Acquisition Corp., a South Carolina corporation ("Acquisition"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

          We agree that, at the Effective Time, subject to the satisfaction or waiver (with our consent) of each of the conditions precedent set forth in Sections 6.01 and 6.02 of the Merger Agreement, WCAS Capital Partners III, L.P. ("WCAS CP III") and certain affiliated investors (the "Investors") will purchase for $175 million $175 million aggregate principal amount of subordinated notes and 1,785,714 shares of common stock of the Surviving Corporation. A summary of the terms of the subordinated notes are attached hereto as Exhibit A. The proceeds of such financing will be used by Acquisition to consummate the Merger and related transactions as set forth in the Merger Agreement and to provide additional financing for the future working capital needs and general corporate purpose of the Surviving Corporation and the Subsidiaries. The Inves-tors will be under no obliga-tion under any circum-stances to purchase securities in an amount greater than $175 million.

          Notwithstanding anything that may be expressed or implied in this letter agreement, the Company, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that, no Person other than WCAS CP III shall have any obligation hereunder and that, notwithstanding that WCAS CP III and certain of the other Investors are partnerships, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had


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against  any  current  or future officer, agent or employee of WCAS CP III or of any other Investor, against any current or future general or limited partner of WCAS CP III or of any other Investor or against any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of WCAS CP III or of any other Investor or any current or future general or limited partner of WCAS CP III or of any Investor or any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of any of the foregoing, as such for any obligations of WCAS CP III or of any Investor under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or their creation.

                                                Very  truly  yours,

                                                WCAS CAPITAL PARTNERS III, L.P.

                                                By WCAS CP III Associates LLC,
                                                   General  Partner



                                                By  /s/ Thomas E. McInerney
                                                   -----------------------------
                                                        Managing  Member

                                    Exhibit A

                 SUMMARY OF TERMS OF SUBORDINATED DEBT FINANCING


Issuer:                         Policy Management Systems Corporation
Principal  Amount:              $175,000,000
Ranking:                        Subordinate  in  right  of payment to all senior
                                obligations
Maturity:                       Earlier  of  eight years or six months after the
                                maturity of the Credit Facilities to be provided
                                by   DLJ  Capital  Funding,  Inc.
Optional Prepayment:            Pre-payable  by  the  Company at any time at par
Mandatory Prepayment:           Change  of  Control
Interest  Rate:                 10%  per  annum
Form  of  Interest:             Cash,  payable  in  quarterly  installments
Common  shares:                 1,785,714  shares


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